Exhibit 10.2

ENTERPRISE INFORMATICS INC.

2007 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Unless otherwise defined herein, the terms defined in the Enterprise Informatics Inc. 2007 Stock Incentive Plan (the “Plan”) shall have the same defined meanings in this Notice of Stock Option Grant (“Notice of Grant”) and the attached Stock Option Agreement and Exercise Notice.

Employee:

Address:

The person named above (the “Optionholder”) has been granted an option (this “Option”) to purchase shares of Common Stock of Enterprise Informatics Inc. (the “Company”), subject to the terms and conditions of the Plan, this Notice of Grant, and the attached Stock Option Agreement. The material terms relating to the grant of this Option are as follows:

Option Terms:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares Granted:

Total Exercise Price:

Type of Option (check one): ☐ Incentive Stock Option ☐ Nonstatutory Stock Option

Term/Expiration Date: [10 years from the Date of Grant]

Payment:

☐ By cash or check

☐ Other:  Refer to Stock Option Agreement (attached hereto as Exhibit A-1)

Vesting Schedule:

Subject in all cases to the Optionholder’s Continuous Service to the Company on such dates and the other provisions and limitations set forth in this Notice of Grant, the attached Stock

Option Agreement and the Plan, the Option may be exercised, in whole or in part, in accordance with the following schedule:

Shares	Vest Type	Full Vesting Date	Expiration Date

Vesting Acceleration:  In the event that the Optionholder’s Continuous Service is terminated for any reason, or for no reason, within one year after a Change in Control, then (i) the portion of this Option that has not vested on or prior to the date of such termination shall become fully vested and exercisable on such date and (ii) this Option shall terminate upon the earlier of the Expiration Date set forth above or the first anniversary of the date of such termination.

Termination Period:

Except as set forth above in connection with a Change in Control, if the Optionholder’s Continuous Service is terminated for any reason (i) this Option shall, to the extent not then vested, cease to be exercisable on the date of such termination, and (ii) the portion of this Option which has become vested and exercisable pursuant to the Vesting Schedule set forth above (the “Vested Portion”) shall remain exercisable for the periods set forth below:

(a)           The Vested Portion of this Option may be exercised for a period of 30 days following the date upon which the Optionholder’s Continuous Service to the Company terminates for any reason other than upon Optionholder’s death, Disability or Retirement (as defined below) or upon termination by the Company for Cause.  If the Optionholder’s Continuous Service is terminated by the Company for Cause, this Option shall immediately terminate and cease to be exercisable as of the date of such termination.

(b)           Upon termination of the Optionholder’s Continuous Service due to death or Disability of the Optionholder, the Vested Portion of this Option may be exercised for a period of 12 months following the date of such termination.

(c)           Upon termination of the Optionholder’s Continuous Service due to retirement in accordance with the Company’s then-current retirement policy (“Retirement”), the Vested Portion of this Option may be exercised for a period of 90 days following the date of such termination.

(d)           If the exercise of the Vested Portion of this Option following a termination of the Optionholder’s Continuous Service (other than a termination upon the Optionholder’s death or Disability or by the Company for Cause) is prevented at any time solely because the issuance of shares of Common Stock would violate the registration requirements of the Securities Act or similar requirements of applicable law to which this Option or the Company are subject, then the

Vested Portion of this Option shall remain exercisable until the expiration of a period of 30 days during which the exercise of this Option would not be in violation of such registration or similar requirements, and which period follows the date of such termination of Continuous Service.

(e)           Notwithstanding anything to the contrary contained herein, in no event shall any portion of this Option be exercised later than the Expiration Date as provided above.  This Option shall terminate when no portion of this Option remains exercisable.

The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Notice of Grant, the Stock Option Agreement, attached hereto as Exhibit A-1, and the Plan, both of which are made a part of this document. Optionholder further acknowledges that as of the Date of Grant, this Notice of Grant, the Stock Option Agreement, and the Plan set forth the entire understanding between the Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of options previously granted and delivered to the Optionholder under the Plan.

[Remainder of Page Intentionally Left Blank]

This Notice of Grant may be executed in one or more counterparts, all of which taken together shall be deemed one original.

OPTIONHOLDER:	ENTERPRISE INFORMATICS INC.:

By:
[Name]
Name:
Date:
Title

Date:

EXHIBIT A-1

ENTERPRISE INFORMATICS INC.

2007 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

1.             Grant of Option. The Company hereby grants to the Optionholder named in the Notice of Grant (the “Optionholder”), to which this Stock Option Agreement (this “Agreement”) is attached, an option (the “Option”) to purchase the number of shares of Common Stock (the “Shares”), as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to adjustment in accordance with Section 11 of the Plan, and further subject to the other terms and conditions of the Plan, which are incorporated herein by reference. Subject to Section 13(e) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), the Option is intended to qualify as an ISO under Section 422 of the Code. However, if the Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

2.             Exercise of Option.

(a)           Right to Exercise. The Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Agreement.

(b)           Method of Exercise. The Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A-2 to the Notice of Grant (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionholder and delivered to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. The Optionholder shall also be required to make adequate provision for all withholding taxes relating to the exercise as a condition to the exercise of the Option. The Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the payment of such aggregate Exercise Price and the adequate provision for the withholding taxes relating to the exercise.

No Shares shall be issued pursuant to the exercise of the Option unless such issuance, exercise, and the method of payment of consideration for such Shares complies with applicable laws or the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. The Option may not be exercised for a fraction of a share. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionholder on the date the Option is exercised with respect to such Exercised Shares.

3.             Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionholder:

(a)           cash;

(b)           check;

(c)           to the extent permitted by the Committee:

(i)                                     by payment under an arrangement with a broker where payment is made pursuant to an irrevocable commitment by a broker to deliver in the future all or part of the proceeds from the sale of the shares of Common Stock otherwise issuable to the Optionholder upon the exercise of the Option (or portion thereof);

(ii)                                  by tendering (either physically or by attestation) whole shares of Common Stock owned by the Optionholder and having a Fair Market Value on the date of exercise equal to the Exercise Price, but only if such tender will not result in an accounting charge to the Company; or

(iii)                               by the Company withholding from the shares of Common Stock otherwise issuable to the Optionholder upon the exercise of the Option (or portion thereof) the whole number of shares of Common Stock (rounded down) having a Fair Market Value on the date of exercise sufficient to satisfy the Exercise Price.

4.             Non-Transferability of Option. The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionholder.

5.             Notice of Disqualifying Disposition of ISO Shares. If the Optionholder sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionholder shall immediately notify the Company in writing of such disposition.

6.             Term of Option. The Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

7.             Shareholder Rights. The Optionholder shall not be deemed to be a holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Option unless and until the Optionholder has satisfied all requirements for issuance of the Common Stock pursuant to the terms of the Option, the Notice of Grant, this Agreement and the Plan.

8.             Withholding. The Optionholder shall be required to pay to the Company or any Affiliate, and the Company shall have the right and is hereby authorized to withhold from any compensation paid to the Optionholder by the Company or an Affiliate, any applicable withholding taxes in respect of the Option, the grant, vesting, or exercise thereof, or any payment or transfer of Common Stock, or any other event relating to the Option, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes. The Optionholder may satisfy the withholding obligations of the Company in a manner designated by the Company, including by any of the following methods if so designated:  (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares otherwise issuable to the Optionholder upon exercise of the Option; (iii) delivering owned and unencumbered shares of Common Stock to the Company; or (iv) a combination of any of the foregoing.

9.             Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, the Notice of Grant, any Other Agreement listed in the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionholder with respect to the subject matter hereof. The Company may amend the terms of the Option; provided that the rights under any Option shall not be materially impaired by any such amendment unless the Optionholder consents in writing. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

10.           Notice. Any notice, demand or request required or permitted to be given by either the Company or the Optionholder pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties at the address of the Optionholder set forth in the Notice of Grant or the address of the Company set forth in the Exercise Notice, or such other address as a party may request by notifying the other in writing.

11.           Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

12.           Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Optionholder and his or her heirs and personal representatives.

13.           Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

14.           Further Assurances. The Optionholder hereby agrees to do such further acts and things and to execute and deliver to the Company such additional conveyances, assignments, agreements, certificates and instruments as the Company from time to time may reasonably require or deem reasonably advisable to carry into effect this Agreement or to further assure and confirm unto the Company the rights, powers and remedies intended to be granted hereunder or under the Plan.

15.           NO GUARANTEE OF CONTINUED SERVICE. THE OPTIONHOLDER ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE SET OUT IN THE NOTICE OF GRANT IS EARNED ONLY

BY CONTINUING AS AN EMPLOYEE, DIRECTOR, OR CONSULTANT AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). THE OPTIONHOLDER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE NOTICE OF GRANT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, DIRECTOR, OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE OPTIONHOLDER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE OPTIONHOLDER’S RELATIONSHIP (I) AS AN EMPLOYEE AT ANY TIME, FOR ANY REASON OR NO REASON, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE; (II) AS A CONSULTANT PURSUANT TO THE TERMS OF THE OPTIONHOLDER’S CONSULTING AGREEMENT WITH THE COMPANY OR AN AFFILIATE; OR (III) AS A DIRECTOR OR A DIRECTOR OF AN AFFILIATE PURSUANT TO THE BYLAWS OF THE COMPANY OR THE AFFILIATE, AS THE CASE MAY BE, AND ANY APPLICABLE PROVISIONS OF THE CORPORATE LAW OF THE STATE OR OTHER JURISDICTION IN WHICH THE COMPANY OR THE AFFILIATE IS DOMICILED, AS THE CASE MAY BE.

By the Optionholder’s signature in the Notice of Grant, the Optionholder agrees that the Option is granted under and governed by the terms and conditions of the Plan and this Agreement. The Optionholder has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. The Optionholder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors (or any Committee to whom the Board has delegated administration of the Plan) upon any questions relating to the Plan and this Agreement. The Optionholder further agrees to notify the Company upon any change in the residence address indicated in the Notice of Grant.

EXHIBIT A-2

ENTERPRISE INFORMATICS INC.

2007 STOCK INCENTIVE PLAN

EXERCISE NOTICE

Enterprise Informatics Inc.
c/o [                          ]
10052 Mesa Ridge Court, Suite #100
San Diego, California  92121

Attention: John Low, Secretary

1.             Exercise of Option. Effective as of today,                           , 200 , the undersigned (“Purchaser”) hereby elects to purchase                            shares (the “Shares”) of the Common Stock of Enterprise Informatics Inc. (the “Company”) under and pursuant to the Company’s 2007 Stock Incentive Plan (the “Plan”) and the Notice of Stock Option Grant and attached Stock Option Agreement dated                           , 200  (together, the “Option Agreement”). The total purchase price for the Shares shall be $                          , as required by the Option Agreement.

2.             Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares in the form of:

☐    Cash or check in the amount of $                           .

if permitted by the Committee:

☐          by payment under an arrangement with a broker where payment is made pursuant to an irrevocable commitment by a broker to deliver in the future all or part of the proceeds from the sale of the shares of Common Stock otherwise issuable to the Optionholder upon the exercise of the Option (or portion thereof).

☐          by tendering (either physically or by attestation) whole shares of Common Stock owned by the Optionholder and having a Fair Market Value on the date of exercise equal to the Exercise Price, but only if such tender will not result in an accounting charge to the Company.

☐          by the Company withholding from the shares of Common Stock otherwise issuable to the Optionholder upon the exercise of the Option (or portion thereof) the whole number of shares of Common Stock (rounded down) having a Fair Market Value on the date of exercise sufficient to satisfy the Exercise Price.

3.             Representations of Purchaser.

(a)           Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

(b)           Purchaser agrees: (i) to provide such additional documents as the Company may require pursuant to the terms of the Plan, (ii) to provide for the payment by Purchaser to the Company (in the manner designated by the Company) of the Company’s withholding obligation, if any, relating to the exercise of this Option or the issuance of the Shares, and (iii) if this exercise relates to an Incentive Stock Option, to notify the Company in writing promptly after the date of any disposition of any of the shares of Common Stock issued upon exercise of this Option that occurs within two (2) years after the date of grant of this Option or within one (1) year after such shares of Common Stock are issued upon exercise of this Option.

(c)           Purchaser hereby makes the following certifications and representations with respect to the Shares, which are being acquired by the Purchaser in compliance with applicable law upon exercise of the Option as set forth above:

(i)            If Purchaser is an officer and/or director of the Company, Purchaser has communicated with the Company to determine whether he or she is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and if so:

•              Purchaser has reviewed his or her transactions relative to Section 16 of the Exchange Act (“Section 16”);

•              The Company has informed the Purchaser that the grant of the Option is exempt from Section 16(b) of the Exchange Act either because (i) it was approved by the Company’s board of directors or a committee of the board of directors that is composed solely of two (2) or more “non-employee directors” (as that term is defined in the rules issued under Section 16), or (ii) Purchaser has held the Option for six (6) months or more, and, therefore, this transaction may not be matched with a nonexempt purchase; and

•              Purchaser understands that the filing of a Form 4 with the U.S. Securities and Exchange Commission will be required because of this transaction.

(ii)           Purchaser understands that if he or she is an officer and/or director of the Company, Purchaser may be deemed an “affiliate” of the Company and is therefore subject to certain of the conditions set forth in Rule 144 of the Securities Act of 1933, as amended.

(iii)          Purchaser further acknowledges that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as applicable, as well as any legends reflecting restrictions pursuant to applicable securities laws. Purchaser agrees that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of his or her Option Agreement, this Agreement and the Plan, to all of which the Purchaser hereby expressly assents. This Agreement shall inure to the benefit of and be binding upon the Purchaser’s heirs, executors, administrators, successors and assigns.

(iv)          If Purchaser is selling some or all of these Shares in accordance with the terms of the Company’s “same day sale” program, Purchaser does not have access to, nor is Purchaser aware of, any nonpublic, material information regarding the Company that could or has influenced his or her decision to sell these Shares.

(v)           Purchaser hereby agrees to notify the Company upon the transfer or sale or other disposition of the Shares acquired under any Incentive Stock Option exercise and agrees to hold the Company harmless regarding the reporting of income subject to the disposition of these Shares.

(vi)          Purchaser further acknowledges that he or she has received a copy of the prospectus prepared by the Company, which provides information regarding the Company, the Plan and the Shares.

(vii)         Purchaser represents that he or she is entitled to exercise the Option with respect to the number of Shares that the Purchaser wishes to purchase hereby.

4.             Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares of the Company’s Common Stock subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionholder as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 11 of the Plan.

5.             Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6.             Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

Submitted by:

Date
[Purchaser]

[Address]

Accepted by:

ENTERPRISE INFORMATICS INC.

By:	Date
Name:
Title:

10052 Mesa Ridge Court, Suite #100
San Diego, California  92121